As filed with the Securities and Exchange Commission on February 23, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM S-8

REGISTRATION STATEMENT UNDER THE Securities Act of 1933

______________________

Marin Software Incorporated

(Exact name of registrant as specified in its charter)

______________________

Delaware	20-4647180
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Marin Software Incorporated

149 New Montgomery Street, 4th Floor

San Francisco, California 94105

(415) 399-2580

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2013 Amended and Restated Equity Incentive Plan

(Full title of the plans)

______________________

Christopher A. Lien

Chief Executive Officer and Director

Marin Software Incorporated

149 New Montgomery Street, 4th Floor

San Francisco, California 94105

(415) 399-2580

(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________

Please send copies of all communications to:

Michael A. Brown, Esq. Katherine K. Duncan, Esq. Fenwick & West LLP 555 California Street San Francisco, California 94104 (415) 875-2300	Michael Coleman, Esq. Marin Software Incorporated 149 New Montgomery Street, 4th Floor San Francisco, California 94105 (415) 399-2580

_____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Marin Software Incorporated (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 903,206 additional shares of common stock under the Registrant’s Amended and Restated 2013 Equity Incentive Plan (the “Amended and Restated 2013 Plan”), pursuant to the provisions of the Amended and Restated 2013 Plan providing for an automatic increase in the number of shares reserved and available for issuance under the Amended and Restated 2013 Plan on January 1, 2024. The Amended and Restated 2013 Plan was approved by the Registrant’s stockholders at the Registrant’s annual stockholder meeting on May 25, 2023.

This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statement on Form S-8 filed with the Commission on August 8, 2023 (Registration No. 333-273818) to the extent not superseded hereby. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

Information Required in the Registration Statement

Item 8. Exhibits.

The following exhibits are filed herewith:

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation of the Registrant.	10-Q	001-35838	3.1	5/9/2013

4.2	Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant.	8-K	001-35838	3.1	10/5/2017

4.3	Restated Bylaws of the Registrant.	8-K	001-35838	3.1	3/22/2022

4.4	Form of Common Stock Certificate.	S-1	333-186669	4.1	3/15/2013

4.5	Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934.	10-K	001-35838	4.2	3/23/2020

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm.					X

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	Amended and Restated 2013 Equity Incentive Plan	10-Q	001-35838	10.1	5/4/2023

99.2	Forms of stock options agreement and restricted stock unit agreement, all pursuant to the Amended and Restated 2013 Equity Incentive Plan	S-8	333-273818	4.6	8/8/2023

107.1	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 23nd day of February, 2024.

MARIN SOFTWARE INCORPORATED

By:	/s/ Christopher A. Lien
Christopher A. Lien
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christopher A. Lien and Robert Bertz, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Name	Title	Date

/s/ Christopher A. Lien	Chief Executive Officer and Director	February 23, 2024
Christopher A. Lien	(Principal Executive Officer)

/s/ Robert Bertz	Chief Financial Officer	February 23, 2024
Robert Bertz	(Principal Accounting and Financial Officer)

/s/ Brian Kinion	Director	February 23, 2024
Brian Kinion

/s/ L. Gordon Crovitz	Director	February 23, 2024
L. Gordon Crovitz

/s/ Donald Hutchison	Director	February 23, 2024
Donald Hutchison

/s/ Diena Lee Mann	Director	February 23, 2024
Diena Lee Mann

/s/ Daina Middleton	Director	February 23, 2024
Daina Middleton